UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549
________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 29, 2011

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DIVERSIFIED RESTAURANT HOLDINGS, INC.
(Name of registrant in its charter)

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Nevada	000-53577	03-0606420
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
27680 Franklin Road Southfield, MI 48034
(Address of principal executive offices)

Registrant's telephone number:  (248) 223-9160
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Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ]       Written communications pursuant to Rule 425 under the Securities Act

[   ]       Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[   ]       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[   ]       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01 Entry into a Material Definitive Agreement

On September 29, 2011, Diversified Restaurant Holdings, Inc. (the “Company”) entered into a commitment letter with RBS Citizens, N.A., as administrator and lead arranger, with respect to senior credit facilities of up to $50 million.   The senior credit facilities will include a term loan facility of up to $42 million to refinance the existing outstanding debt of the Company and its affiliates and to finance a potential acquisition.  The senior credit facilities will also include a renewal of the Company’s development line of credit facility of up to $7 million to fund the development of Buffalo Wild Wings and Bagger Dave’s restaurants and a renewal of its revolving line of credit of up to $1 million.  The senior credit facilities will be secured by a first priority lien on the Company’s assets.  The commitment letter provides, among other things, that the closing of the senior credit facilities is subject to conditions customary to similar transactions.

SIGNATURES

In accordance with Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

DIVERSIFIED RESTAURANT HOLDINGS, INC.
Dated: October 5, 2011	By:	/s/ David G. Burke
		Name:	David G. Burke
		Title:	Chief Financial Officer (Principal Financial and Accounting Officer)